EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Trust, Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-118746, No. 333-124105, No. 333-125423, No. 333-204235, No. 333-211837 and No. 333-220459) and Form S-8 (No. 333-164428, No. 333-174448, No. 333-108335, No. 333-132440, No. 333-202729 and No. 333-218887) of Ashford Hospitality Trust, Inc. of our reports dated March 12, 2020, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Ashford Hospitality Trust Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
March 12, 2020